EXHIBIT 99.1

Press Release	Source: Intelligentias, Inc.

Kingdon Capital Management Invests $10.0 Million in Intelligentias

New funding fuels the global expansion of the homeland security software business

SAN FRANCISCO, October 22, 2007 / PRNewswire-FirstCall/ -- Intelligentias, Inc. (OTC Bulletin Board: ITLI - News), a growing force in the homeland security industry providing data retention, tracking, interception, testing, monitoring and investigatory services for telecommunications companies, Internet service providers (ISPs), government agencies and law enforcement agencies around the world, announced today that Kingdon Capital Management, LLC, through affiliated funds it manages, has made a $10.0 million investment in the company.

“I think that this funding is validation of the market size and our ability to capture a significant share of the business. I look forward to working with Kingdon,” said Ian W. Rice, Chairman and Chief Executive Officer of Intelligentias.

In the $10.0 million transaction, the Kingdon funds purchased an aggregate of 12,500,000 shares of Intelligentias’ series A preferred stock (convertible into an equal number of shares of Intelligentias’ common stock), as well “market” warrants to purchase an aggregate of up to 6,250,000 shares of Intelligentias’ common stock at an exercise price of $1.25 per share, and “premium” warrants to purchase an aggregate of up to 5,000,000 shares of common stock at an exercise price of $1.80 per share. Proceeds of the transaction will be used by Intelligentias to expand its global sales and marketing team and for general corporate purposes.

Under the securities purchase agreement for the transaction, the Kingdon funds will be entitled to designate one member to the Board of Directors of Intelligentias, so long as the funds own a majority of the shares of series A preferred stock originally acquired.

The series A preferred stock and the market and premium warrants are subject to full ratchet anti-dilution provisions for the first 18 months after issuance and thereafter weighted average protection for issuances of capital stock below their respective conversion or exercise prices, except in specified cases.

The securities sold in the private placement have not yet been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. As part of the transaction, Intelligentias agreed to file a registration statement with the U.S. Securities and Exchange Commission within 30 days for purposes of registering the resale of the shares of common stock issuable upon the conversion of the series A preferred stock and exercise of the warrants sold in the transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Intelligentias did not use a placement agent in this transaction. Greenberg Traurig, LLP acted as counsel for Intelligentias. Ropes & Gray LLP acted as counsel for Kingdon Capital.

Interested law enforcement agencies, telecommunication providers, ISPs and others are invited to contact Intelligentias for more information.

About Intelligentias (http://www.intelligentias.com):

Intelligentias, Inc. expects to become a global data intelligence conglomerate. Using a worldwide network, we market homeland security products to law enforcement agencies, government agencies, telecommunications companies and ISPs in order to prevent terrorism, cyber-crime and child exploitation.

Our portfolio company, Retentia, Inc. (http://www.retentia.com), sells data retention, tracking and forensics software to some of the largest organizations in the world. Our portfolio company, Interceptia, Inc., operates in Europe and the Middle East as Datakom GmbH (http://www.datakom.de), and as Interceptia in other parts of the world. Interceptia focuses on legal interception of telecommunications by law enforcement authorities and intelligence services.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based largely on Intelligentias’ expectations and are subject to a number of risks and uncertainties, certain of which are beyond Intelligentias’ control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, competitive conditions in the industry in which Intelligentias operates, failure to secure new customer contracts and maintain its software products, and general economic conditions that are less favorable than expected. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.